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                                                                   Exhibit 24.02

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints Martin W. Brauns and David M. Allen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 of Interwoven, Inc., Registration No. 333-83779 (the "Registration Statement"), and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon the filing pursuant to Rule 426(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.



/s/ Ronald E.F. Codd                          9/21/99
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Ronald E.F. Codd                              Date